CASINO AIRLINK, INC.
                     1996 Stock Option Plan
                 GRANT OF INCENTIVE STOCK OPTION

Date of Grant: January 18, 1997.

THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Casino Airlink, Inc. a Nevada corporation (the "Company") to William E. Forhan (the "Grantee"), who is an employee or officer of the Company or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

WHEREAS,  the  Board  of Directors of the Company  (the  "Board")
January 17, 1997, adopted, with subsequent stockholder approval, the Company's 1996 Stock Option Plan (the "Plan");

WHEREAS, the Plan provides for the granting of incentive stock options by the Board to directors, officers and key employees of the Company or any subsidiary of (excluding directors and officers who are not employees) to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, $0.10 par value (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Board considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Pian, and has determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Board, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to two million (2,000,000) shares of Stock at a price of $0.30 per share, the fair market value of such shares on the date of grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

2. Installment Exercise.

Subject to such further limitations as are provided herein, the Option shall become exercisable in five (5) installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

(a) on and after the Date of Grant, up to one-fifth (ignoring fractional shares) of the total number of Option Shares;

(b) on and after the first anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares;

(c) on and after the second anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares; and

(d) on and after the third anniversary of the Date of Grant, up to an additional one-fifth (ignoring fractional shares) of the total number of Option Shares; and

(e) on and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

3.   Termination of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

(b) Upon the Occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void at the close of business on the thirtieth (30") day following the date of termination of Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death.

Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option i-nay be exercised during  the  following periods, but only to the extent  that  the
Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e) (3) of the Code); (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death; and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

(c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the grantee.

(d) A transfer of the Grantee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Grantee's employment.

(e) Notwithstanding any other provisions set forth herein or in the Plan, if the grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of the Company, or
(iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company) any unexercised portion of the Option shall immediately terminate and be void.

4.   Exercise of Option.

(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.   Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

6.   Fair Market Value.

As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share of Stock on the stock exchange, composite tape or other recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported. In the event there is no established trading market for the Stock on any date as to which fair market value must be established, the Board shall determine the fair market value in the exercise of its good faith business judgment, and such determination shall be final and binding for all purposes hereunder.

7.   No Rights of Stockholders.

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8.   Non-Transferability of Option.

During  the  Grantee's lifetime, the Option  hereunder  shall  be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9.   Employment Not Affected.

Neither the granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be). Such right is hereby acknowledged by the Grantee.

10.  Amendment of Option.

The Option may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

11.  Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 888 E. Las Olas Blvd., Suite 700, Fort Lauderdale, FL 33301, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12.  Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.  Governing, Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

     CASINO AIRLINK, INC.
     By: /s/ William Forhan
     William Forhan
     President

     Attest:
     By: /s/ Ellen Forhan
     Secretary

ACCEPTED AND AGREED TO:
By: /s/ William Forhan
Grantee